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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                                JANUARY 11, 2002
                Date of Report (date of Earliest Event Reported)


                                  BIGMAR, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                      001-14416                  31-1445779
(State or Other Jurisdiction of     (Commission File No.)      (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



                 9711 SPORTSMAN CLUB ROAD, JOHNSTOWN, OHIO 43031
              (Address of principal executive offices and zip code)


                                  740-966-5800
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         KPMG LLP ("KPMG") was previously the independent accountants for Bigmar, Inc., a Delaware corporation (the "Company"). On January 11, 2002, KPMG issued a letter to the Company notifying the Company that KPMG had resigned as the Company's independent accountants. A second resignation letter, dated January 16, 2002, was transmitted by KPMG to the Company on January 16, 2002. The decision to change accountants was not recommended by the Audit Committee of the Board of Directors of the Company. Copies of the January 11, 2002 and January 16, 2002 resignation letters are attached hereto as Exhibits 99.7 and 99.8, respectively.

         The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

         KPMG's report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2000 and 1999, contained a separate paragraph stating that "the Company has suffered recurring losses from operations, and anticipates it will require additional financing in order to fund its operations during 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1(c). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         In connection with the audits of the two fiscal years ended December 31, 1999 and 2000, respectively, and the subsequent interim period through January 11, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         Also, during the past two fiscal years, and in the subsequent interim period through January 11, 2002, KPMG did not advise the Company: (a) that the internal controls necessary for the Company to develop reliable financial statements do not exist; (b) that information has come to KPMG's attention that has led it to no longer be able to rely on management's representations, or that has made KPMG unwilling to be associated with the financial statements prepared by management, except as set forth below; (c) of the need to expand significantly the scope of KPMG's audit; or (d) that information had come to KPMG's attention that if further investigated (i) might materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or
(ii) might cause KPMG to be unwilling to rely on management's representations or to be associated with the Company's financial statements.


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         In accordance with Regulation S-K Item 304(a)(1)(v)(B) noted as (b)
above, the Company indicates that KPMG advised the Company that the information had come to KPMG's attention that had led them to no longer be able to rely on management's representations. On a number of occasions during 2001, KPMG expressed concerns to the management of the Company that the Company's Chief Financial Officer, a foreign national, may not have sufficient familiarity and experience with the accounting principles generally accepted in United States of America, and disclosure requirements under United States securities laws.

         Except as may otherwise be disclosed in this Current Report, during the past two fiscal years, and in the subsequent interim period, KPMG did not advise the Company that (a) information had come to its attention that it concluded would materially impact the fairness or reliability of (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report.

         The Company has provided KPMG with a copy of this Current Report on Form 8-K and has requested that KPMG furnish the Company as promptly as possible with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Current Report and, if not, stating the respects in which KPMG does not agree. As of the date of this Current Report, no such letter has been received by the Company. If the Company receives such letter, the Company will file any such letter by amendment to this Current Report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99.7 Letter of KPMG LLP to Cindy May, Chair of the Audit Committee, dated January 11, 2002

                  99.8 Letter of KPMG LLP to Cindy May, Chair of the Audit Committee, dated January 16, 2002


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   BIGMAR, INC.



Date: January 25, 2002                             By: /s/ John G. Tramontana
                                                       -------------------------
                                                       John G. Tramontana
                                                       Chairman of the Board
                                                       (Chief Executive Officer)